CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Investment Funds:

We consent to the use of our report, dated September 11, 2015, with respect to the financial statements of Putnam Growth Opportunities Fund, a series of Putnam Investment Funds, included herein, and to the references to our firm under the captions

Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
November 23, 2015